                                                                Exhibit 24(b)(1)
                          MATTHEWS INTERNATIONAL FUNDS
                          ----------------------------

                                TRUST INSTRUMENT

                              DATED APRIL 8, 1994



                          Principal Place of Business:

                       655 Montgomery Street, Suite 1438
                            San Francisco, CA  94111

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE I - NAME AND DEFINITIONS.............................................1
            --------------------

     Section 1.1      Name...................................................1
     Section 1.2      Definitions............................................1

ARTICLE II - BENEFICIAL INTEREST.............................................2
             -------------------

     Section 2.1      Shares of Beneficial Interest..........................2
     Section 2.2      Issuance of Shares.....................................2
     Section 2.3      Register of Shares and Share Certificates..............2
     Section 2.4      Transfer of Shares.....................................3
     Section 2.5      Treasury Shares........................................3
     Section 2.6      Establishment of Series................................3
     Section 2.7      Investment in the Trust................................4
     Section 2.8      Assets and Liabilities of Series.......................4
     Section 2.9      No Preemptive Rights...................................5
     Section 2.10     Personal Liability of Shareholders.....................5
     Section 2.11     Assent to Trust Instrument.............................5

ARTICLE III - THE TRUSTEES...................................................5
              ------------

     Section 3.1      Management of the Trust................................5
     Section 3.2      Initial Trustee........................................6
     Section 3.3      Term of Office of Trustees.............................6
     Section 3.4      Vacancies and Appointment of Trustees..................6
     Section 3.5      Temporary Absence of Trustee...........................7
     Section 3.6      Number of Trustees.....................................7
     Section 3.7      Effect of Death, Resignation, Etc. of a Trustee........7
     Section 3.8      Ownership of Assets of the Trust.......................7

ARTICLE IV - POWERS OF THE TRUSTEES..........................................7
             ----------------------

     Section 4.1      Powers.................................................7
     Section 4.2      Issuance and Repurchase of Shares.....................10
     Section 4.3      Trustees and Officers as Shareholders.................10
     Section 4.4      Action by the Trustees and Committees.................10
     Section 4.5      Chairman of the Trustees..............................11
     Section 4.6      Principal Transactions................................11

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Date Drafted: November 26, 1996                             Page ii of 26 pages.
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ARTICLE V - EXPENSES OF THE TRUST...........................................11
            ---------------------

     Section 5.1      General...............................................11
     Section 5.2      Expenses of Series....................................11

ARTICLE VI -INVESTMENT ADVISER, PRINCIPAL UNDERWRITER,
            ------------------------------------------
ADMINISTRATOR AND TRANSFER AGENT............................................12
--------------------------------

     Section 6.1      Investment Adviser....................................12
     Section 6.2      Principal Underwriter.................................12
     Section 6.3      Administrator.........................................12
     Section 6.4      Transfer Agent........................................12
     Section 6.5      Parties to Contract...................................13

ARTICLE VII - SHAREHOLDERS' VOTING POWERS AND MEETINGS......................13
              ----------------------------------------

     Section 7.1      Voting Powers.........................................13
     Section 7.2      Meetings..............................................13
     Section 7.3      Quorum and Required Vote..............................14
     Section 7.4      Action by Written Consent.............................14

ARTICLE VIII - CUSTODIAN....................................................14
               ---------

     Section 8.1      Appointment and Duties................................14
     Section 8.2      Central Certificate System............................15

ARTICLE IX - DISTRIBUTIONS AND REDEMPTIONS..................................15
             -----------------------------

     Section 9.1      Distributions.........................................15
     Section 9.2      Redemptions...........................................16
     Section 9.3      Determination of Net Asset Value and Valuation of
                      Portfolio Assets......................................16
     Section 9.4      Suspension of the Right of Redemption.................17
     Section 9.5      Redemption of Shares in Order to Qualify as
                      Regulated Investment Company..........................17

ARTICLE X - LIMITATION OF LIABILITY AND INDEMNIFICATION.....................18
            -------------------------------------------

     Section 10.1     Limitation of Liability...............................18
     Section 10.2     Indemnification.......................................18
     Section 10.3     Shareholders..........................................18

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Date Drafted: November 26, 1996                            Page iii of 26 pages.
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ARTICLE XI - MISCELLANEOUS..................................................19
             -------------

     Section 11.1     Trust Not a Partnership...............................19
     Section 11.2     Trustees' Good Faith Action, Expert Advice, No Bond
                      or Surety.............................................19
     Section 11.3     Establishment of Record Dates.........................19
     Section 11.4     Termination of Trust or Series........................20
     Section 11.5     Reorganization........................................20
     Section 11.6     Filing of Copies, References, Heading.................21
     Section 11.7     Applicable Law........................................21
     Section 11.8     Amendments............................................22
     Section 11.9     Fiscal Year...........................................22
     Section 11.10    Use of Name "Matthews International Funds"............22
     Section 11.11    Provisions in Conflict with Law.......................22

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Date Drafted: November 26, 1996                             Page iv of 26 pages.
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                         MATTHEWS INTERNATIONAL FUNDS
                         ----------------------------


     TRUST INSTRUMENT, made this 8th day of April, 1994 by John Dracott (the "Trustee").

     WHEREAS, the Trustee desires to establish a business trust under the Delaware Business Trust Act for the investment and reinvestment of funds contributed thereto;

     NOW, THEREFORE, the Trustee declares that all money and property contributed to the trust hereunder shall be held and managed in trust under this Trust Instrument as herein set forth below.

                                   ARTICLE I
                                   ---------

                              NAME AND DEFINITIONS
                              --------------------

     Section 1.1  Name.  The name of the trust created hereby is the "Matthews
                  -----
International Funds".

     Section 1.2  Definitions. Wherever used herein, unless otherwise required
                  -----------
by the context or specifically provided:

         (a) "By-laws" means the by-laws referred to in Article IV, Section 4.1(e) hereof, as from time to time amended;

         (b) The terms "Affiliated Person," "Assignment," "Commission," "Interested Person" and "Principal Underwriter" shall have the meanings given them in the 1940 Act. "Majority Shareholder Vote" shall have the same meaning as the term "vote of a majority of the outstanding voting securities" is given in the 1940 Act;

         (c) "Net Asset Value" means the net asset value of each Series of the Trust determined in the manner provided in Article IX, Section 9.3 hereof;

         (d) "Outstanding Shares" means those Shares recorded from time to time in the books of the Trust or its Transfer Agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust;

         (e) "Series" means a series (or class) of Shares of the Trust established in accordance with the provisions of Article II, Section 2.6 hereof;

         (f) "Shareholder" means a record owner of Outstanding Shares of the Trust;

         (g) "Shares" means the equal proportionate transferable units of beneficial interest into which the beneficial interest of each Series of the Trust or class thereof shall be divided and may

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                       Date Drafted: November 26, 1996       Page 1 of 22 pages.
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include fractions of Shares as well as whole Shares;

           (h) The "Trust" refers to Matthews International Funds and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series ;

           (i) The "Trustee" or "Trustees" means the person or persons who has or have signed this Trust Instrument, so long as such person or persons shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article III hereof and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees hereunder;

           (j) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of one or more of the Trust or any Series, or the Trustees on behalf of the Trust or any Series.

           (k) The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time.

                                   ARTICLE II
                                   ----------

                              BENEFICIAL INTEREST
                              -------------------

     Section 2.1 Shares of Beneficial Interest. The beneficial interest in the
                 -----------------------------
Trust shall be divided into such transferable Shares of one or more separate and distinct Series or classes of a Series as the Trustees shall from time to time create and establish. The number of Shares of each Series, and class thereof, authorized hereunder is unlimited. Each Share shall have a par value of $0.001. All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

     Section 2.2 Issuance of Shares. The Trustees in their discretion may, from
                 ------------------
time to time, without vote of the Shareholders, issue Shares to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities (including Shares of a different Series), at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisitions of assets subject to, and in connection with, the assumption of liabilities). In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares of any Series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust.


     Section 2.3 Register of Shares and Share Certificates. A register shall be
                 -----------------------------------------
kept at the principal office of the Trust or an office of the Trust's transfer agent which shall contain the names and addresses of the Shareholders of each Series, the number of Shares of that Series (or any class or classes thereof) held by them respectively and a record of all transfers thereof. As to Shares for which

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                        Date Drafted: November 26, 1996      Page 2 of 22 pages.
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no certificate has been issued, such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or other distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or other distribution, nor to have notice given to him as herein or in the By-laws provided, until he has given his address to the transfer agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. The Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use. In the event that one or more certificates are issued, whether in the name of a shareholder or a nominee, such certificate or certificates shall constitute evidence of ownership of Shares for all purposes, including transfer, assignment or sale of such Shares, subject to such limitations as the Trustees may, in their discretion, prescribe.

     Section 2.4 Transfer of Shares. Except as otherwise provided by the
                 ------------------
Trustees, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate, if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

     Section 2.5 Treasury Shares. Shares held in the treasury shall, until
                 ---------------
reissued pursuant to Section 2.2 hereof, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

     Section 2.6 Establishment of Series. The Trust created hereby shall consist
                 -----------------------
of one or more Series and separate and distinct records shall be maintained by the Trust for each Series and the assets associated with any such Series shall be held and accounted for separately from the assets of the Trust or any other Series. The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders of any Series of the Trust, to establish and designate and to change in any manner any such Series of Shares or any classes of initial or additional Series and to fix such preferences, voting powers, rights and privileges of such Series or classes thereof as the Trustees may from time to time determine, to divide or combine the Shares or any Series or classes thereof into a greater or lesser number, to classify or reclassify any issued Shares or any Series or classes thereof into one or more Series or classes of Shares, and to take such other action with respect to the Shares as the Trustees may deem desirable. The establishment and designation of any Series shall be effective upon the adoption of a resolution by the Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series. A Series may issue any number of Shares and need not issue shares.

     All references to Shares in this Trust Instrument shall be deemed to be Shares of any or all Series, or classes thereof, as the context may require. All provisions herein relating to the Trust shall

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                       Date Drafted: November 26, 1996       Page 3 of 22 pages.
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apply equally to each Series of the Trust, and each class thereof, except as the context otherwise requires.

     Each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series. Each holder of Shares of a Series shall be entitled to receive distributions of income and capital gains, if any, which are made with respect to such Series and which are attributable to such Shares. Upon redemption of Shares, such Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

     Section 2.7 Investment in the Trust. The Trustees shall accept investments
                 -----------------------
in any Series of the Trust from such persons and on such terms as they may from time to time authorize. At the Trustees' discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Series is authorized to invest, valued as provided in Article IX,
Section 9.3 hereof. Investments in a Series shall be credited to each Shareholder's account in the form of full or fractional Shares at the Net Asset Value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion, (a) fix the Net Asset Value per Share of the initial capital contribution, or (b) impose sales or other charges upon investments in the Trust.

     Section 2.8 Assets and Liabilities of Series. All consideration received by
                 --------------------------------
the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series and may be referred to herein as "assets belonging to" that Series. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes. Without limitation of the foregoing provisions of this Section 2.8, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not

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                       Dated Drafted:  November 26, 1996     Page 4 of 22 pages.

against the assets of the Trust generally. Notice of this contractual limitation on inter-Series liabilities shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Business Trust Act (the "Act"), and upon the giving of such notice in the certificate of trust, the statutory provisions of the Delaware Business Trust Act relating to limitations on inter-Series liabilities (and the statutory effect under the Act of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to that Series from the assets of that Series only. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

     Section 2.9 No Preemptive Rights. Shareholders shall have no preemptive or
                 --------------------
other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Series.

     Section 2.10 Personal Liability of Shareholders. Each Shareholder of the
                  ----------------------------------
Trust and of each Series shall not be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Series. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to a Series shall include a recitation limiting the obligation represented thereby to the Trust or to one or more Series and its or their assets (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust).

     Section 2.11 Assent to Trust Instrument. Every Shareholder, by virtue of
                  --------------------------
having purchased or otherwise acquired a Share, shall become a Shareholder and shall be held to have expressly assented and agreed to be bound by the terms hereof.

                                  ARTICLE III
                                  -----------

                                  THE TRUSTEES
                                  ------------

     Section 3.1 Management of the Trust. The Trustees shall have exclusive and
                 -----------------------
absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Trust Instrument. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to

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                        Date Drafted: November 26, 1996      Page 5 of 26 pages.

promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

     The enumeration of any specific power in this Trust Instrument shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court.

     Except for the Trustee named herein or Trustees appointed to fill vacancies pursuant to Section 3.4 of this Article III, the Trustees shall be elected by the Shareholders owning of record a plurality of the Shares voting at a meeting of Shareholders.

     Section 3.2 Initial Trustee. The initial Trustee shall be the person named
                 ---------------
herein.

     Section 3.3 Term of Office of Trustees. The Trustees shall hold office
                 --------------------------
during the existence of this Trust, and until its termination as herein provided; except (a) that any Trustee may resign his trust by written instrument signed by him and delivered to the Chairman, President, Secretary, or other Trustees of the Trust, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) that a Trustee may be removed at any meeting of the Shareholders of the Trust by a vote of Shareholders owning at least two-thirds of the outstanding Shares.

     Section 3.4 Vacancies and Appointment of Trustees. In case of the
                 -------------------------------------
declination to serve, death, resignation, retirement, removal, physical or mental incapacity by reason of disease or otherwise of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit consistent with the limitations under the 1940 Act.

     An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee appointed pursuant to this Section 3.4 shall have accepted this trust, he shall be deemed a Trustee hereunder.

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                        Date Drafted: November 26, 1996      Page 6 of 26 pages.

     Section 3.5 Temporary Absence of Trustee. Any Trustee may, by power of
                 ----------------------------
attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

     Section 3.6 Number of Trustees. The number of Trustees shall be one, or
                 ------------------
such other number as shall be fixed from time to time by the Trustees.

     Section 3.7 Effect of Death, Resignation, Etc. of a Trustee. The
                 ------------------------------------------------
declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

     Section 3.8 Ownership of Assets of the Trust. Legal title in and beneficial
                 --------------------------------
ownership of all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees may cause legal title in and beneficial ownership of any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust, or in the name of any person as nominee acting for and on behalf of the Trust. No Shareholder shall be deemed to have a severable ownership interest in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or Series. The Shares shall be personal property giving only the rights specifically set forth in this Trust Instrument. The Trust, or at the determination of the Trustees one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country.

                                   ARTICLE IV
                                   ----------

                             POWERS OF THE TRUSTEES
                             ----------------------

     Section 4.1 Powers. The Trustees in all instances shall act as principals,
                 ------
and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall have full authority and power to make any and all investments which they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in this Trust Instrument, the Trustees shall have power and authority:

            (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

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                        Date Drafted: November 26, 1996      Page 7 of 26 pages.

     (b) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such business;

     (c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other person and to lend Trust Property;

     (d) To provide for the distribution of interests of the Trust either through a Principal Underwriter in the manner hereinafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

     (e) To adopt By-laws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders, which By-laws shall be deemed a part of this Trust Instrument and are incorporated herein by reference;

     (f) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

     (g) To appoint custodians of any assets of the Trust, subject to the 1940 Act and to any conditions set forth in this Trust Instrument;

     (h) To retain one or more transfer agents and shareholder servicing agents, or both;

     (i) To set record dates in the manner provided herein or in the By-laws;

     (j) To delegate such authority (which delegation may include the power to subdelegate) as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter or other agent or independent contractor;

     (k) To purchase and pay for entirely out of Trust Property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including insurance policies insuring the Trust Property and payment of distributions and principal on its investments, and insurance policies insuring the Shareholders, Trustees, officers, representatives, employees, agents, investment advisers, managers, administrators, custodians, underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability.

     (l) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XI, Section 11.4(b) hereof;

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                        Date Drafted: November 26, 1996      Page 8 of 26 pages.

     (m) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

     (n) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

     (o) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trust or in the name of a custodian or a nominee or nominees;

     (p) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof and to establish classes of such Series having relative rights, powers and duties as they may provide consistent with applicable law;

     (q) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

     (r) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

     (s) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided;

     (t) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series or class, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

     (u) To establish one or more committees composed of one or more of the Trustees, and to delegate any of the powers of the Trustees to said committees, subject to the provisions of the 1940 Act;

     (v) To interpret the investment policies, practices or limitations of any Series;

     (w) To establish a registered office and have a registered agent in the state of Delaware; and

     (x) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either

                         Trust Instrument: M.I.C Funds
================================================================================
                        Date Drafted: November 26, 1996      Page 9 of 26 pages.

alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

     The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity.

     No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

     Section 4.2 Issuance and Repurchase of Shares. The Trustees shall have the
                 ---------------------------------
power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, exchange, and otherwise deal in Shares and, subject to the provisions set forth in Article II and Article IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or the particular Series of the Trust, with respect to which such Shares are issued.

     Section 4.3 Trustees and Officers as Shareholders. Any Trustee, officer or
                 -------------------------------------
other agent of the Trust may acquire, own and dispose of Shares to the same extent as if such person were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which such person is interested, subject to the general limitations herein contained as to the sale and purchase of such Shares.

     Section 4.4 Action by the Trustees and Committees. The Trustees (and any
                 -------------------------------------
committee thereof) may act at a meeting held in person or in whole or in part by conference telephone equipment or other communications technology. One-third, but (except at such times as there is only one Trustee) no less than two, of the Trustees shall constitute a quorum at any meeting. Except as the Trustees may otherwise determine, one-third of the members of any committee shall constitute a quorum at any meeting. The vote of a majority of the Trustees (or committee members) present at a meeting at which a quorum is present shall be the act of the Trustees (or any committee thereof). The Trustees (and any committee thereof) may also act by written consent signed by a majority of the Trustees (or committee members). Regular meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine. Special meetings of the Trustees (and meetings of any committee thereof) may be called orally or in writing by the Chairman of the Board of Trustees (or the chairman of any committee thereof) or by any two other Trustees. Notice of the time, date and place of all meetings of the Trustees (or any committee thereof) shall be given by the party calling the meeting to each Trustee (or committee member) by telephone, telefax, or telegram sent to the person's home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to the person's home or business address at least seventy-two hours in advance of the meeting. Notice of all proposed written consents of Trustees (or committees thereof) shall be given to each Trustee (or committee member) by telephone, telefax, telegram, or first class mail sent to the

                         Trust Instrument: M.I.C Funds
================================================================================
                        Date Drafted: November 26, 1996     Page 10 of 26 pages.

person's home or business address. Notice need not be given to any person who attends a meeting without objecting to the lack of notice or who executes a written consent or a written waiver of notice with respect to a meeting. Written consents or waivers may be executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof may be accomplished by telefax.

     Section 4.5 Chairman of the Trustees. The Trustees shall appoint one of
                 ------------------------
their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees at which he is present and may be (but is not required to be) the chief executive officer of the Trust.

     Section 4.6 Principal Transactions. Except to the extent prohibited by
                 ----------------------
applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor or transfer agent for the Trust or with any Interested Person of such person; and the Trust may employ any such person, or firm or company in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

                                   ARTICLE V
                                   ---------

                             EXPENSES OF THE TRUST
                             ---------------------

     Section 5.1 General. The Trustees shall have the power to incur and pay or
                 -------
be reimbursed from the assets of the Trust or the assets of the appropriate Series any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Trust or such Series, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees, and shall be reimbursed from the assets of the Trust or the assets of the appropriate Series for expenses reasonably incurred by themselves on behalf of the Trust.


     Section 5.2 Expenses of Series. The Trustees shall have the power to
                 ------------------
allocate and charge all expenses which are not readily identifiable as belonging to any particular Series between or among any one or more of the Series as set forth in Article II, Section 2.8 of this Trust Instrument.

                                   ARTICLE VI
                                   ----------

            INVESTMENT ADVISER, PRINCIPAL UNDERWRITER, ADMINISTRATOR
            --------------------------------------------------------
                               AND TRANSFER AGENT
                               ------------------

     Section 6.1 Investment Adviser. The Trustees may in their discretion, from
                 ------------------
time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Series whereby the other party or parties to such contract or contracts shall undertake to furnish the Trust with such management, investment advisory, statistical and research facilities and services and

                         Trust Instrument: M.I.C Funds
================================================================================
                        Date Drafted: November 26, 1996     Page 11 of 26 pages.

such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine; provided, however, that the initial approval and entering into of such contract or contracts shall be subject to a Majority Shareholder Vote. Notwithstanding any other provision of this Trust Instrument, the Trustees may authorize any investment adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities, other investment instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by the Trustees.

     The Trustees may authorize, subject to applicable requirements of the 1940 Act, the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser. Any reference in this Trust Instrument to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

     Section 6.2 Principal Underwriter. The Trustees may in their discretion
                 ---------------------
from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

     Section 6.3 Administrator. The Trustees may in their discretion from time
                 -------------
to time enter into one or more contracts whereby the other party or parties shall undertake to furnish the Trust with administrative services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

     Section 6.4 Transfer Agent. The Trustees may in their discretion from time
                 --------------
to time enter into one or more transfer agency and Shareholder service contracts whereby the other party or parties shall undertake to furnish the Trustees with transfer agency and Shareholder services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

     Section 6.5 Parties to Contract. Any contract described in this Article VI
                 -------------------
or any contract described in Article VIII hereof may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any relationship, nor shall any person holding such relationship be disqualified from voting on or executing the same in his capacity as Shareholder and/or Trustee, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VI or Article VIII hereof. The

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================================================================================
                        Date Drafted: November 26, 1996     Page 12 of 26 pages.

same person (including a firm, corporation, partnership, trust, or association) may be the other party to contracts entered into pursuant to this Article VI or pursuant to Article VIII hereof, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 6.5.

                                  ARTICLE VII
                                  -----------

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS
                    ----------------------------------------

     Section 7.1 Voting Powers. The Shareholders shall have power to vote only
                 -------------
(i) for the election of Trustees as provided in Article III, Section 3.1 hereof,
(ii) for the removal of Trustees as provided in Article III, Section 3.3(d) hereof, and (iii) with respect to such additional matters relating to the Trust as may be required by law, by this Trust Instrument, or as the Trustees may consider desirable. On any matter submitted to a vote of the Shareholders, all Shares shall be voted separately by individual Series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; and (ii) when the Trustees have determined that the matter affects the interests of more than one Series, then the Shareholders of all such Series shall be entitled to vote thereon. The Trustees may also determine that a matter affects only the interests of one or more classes of a Series, in which case any such matter shall be voted on by such class or classes. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-laws. A proxy may be given in writing, by telefax, or in any other manner provided for in the By-laws. Anything in this Trust Instrument to the contrary notwithstanding, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Series or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Trust Instrument or any of the By-laws of the Trust to be taken by Shareholders.

     Section 7.2 Meetings. Meetings of Shareholders may be held within or
                 --------
without the State of Delaware. Special meetings of the Shareholders of any Series may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least one-tenth of the Outstanding Shares entitled to vote. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record, subject to any rights provided to the Trust or any Trustees provided by said Section 16(c). Notice shall be sent, by mail or such other means determined by the Trustees, at least 15 days prior to any such meeting.

                         Trust Instrument: M.I.C Funds
================================================================================
                        Date Drafted: November 26, 1996     Page 13 of 26 pages.

     Section 7.3 Quorum and Required Vote. One-third of Shares entitled to vote
                 ------------------------
in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Trust Instrument permits or requires that holders of any Series shall vote as a Series (or that holders of a class shall vote as a class), then one-third of the aggregate number of Shares of that Series (or that class) entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series (or that class). Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held without the necessity of further notice. Except when a larger vote is required by law or by any provision of this Trust Instrument, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Trust Instrument permits or requires that the holders of any Series shall vote as a Series (or that the holders of any class shall vote as a class), then a majority of the Shares present in person or by proxy of that Series or, if required by law, a Majority Shareholder Vote of that Series (or class), voted on the matter in person or by proxy shall decide that matter insofar as that Series (or class) is concerned.

     Section 7.4 Action by Written Consent. Any action which may be taken by the
                 -------------------------
Shareholders of the Trust or of a Series may be taken without a meeting if Shareholders holding more than a majority of the Shares entitled to vote, except when a larger vote is required by law or by any provision of this Trust Instrument, shall consent to the action in writing. If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice to all Shareholders of actions approved by the Shareholders without a meeting.

                                  ARTICLE VIII
                                  ------------

                                   CUSTODIAN
                                   ---------

     Section 8.1 Appointment and Duties. The Trustees shall at all times employ
                 ----------------------
a bank, a company that is a member of a national securities exchange, or a trust company, each having capital, surplus and undivided profits of at least two million dollars ($2,000,000) as custodian with authority as its agent:

     (1) to hold the securities owned by the Trust and deliver the same upon written order or oral order confirmed in writing;

     (2) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

     (3) to disburse such funds upon orders or vouchers; and the Trust may also employ such custodian as its agent:

     (4) to keep the books and accounts of the Trust or of any Series or class and furnish clerical and accounting services; and

                         Trust Instrument: M.I.C Funds
================================================================================
                        Date Drafted: November 26, 1996     Page 14 of 26 pages.

     (5) to compute, if authorized to do so by the Trustees, the Net Asset Value of any Series, or class thereof, in accordance with the provisions hereof;
all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

     In accordance with the 1940 Act, the Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees.

     Section 8.2 Central Certificate System. Subject to the 1940 Act, the
                 --------------------------
Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, subcustodians or other agents.

                                   ARTICLE IX
                                   ----------

                         DISTRIBUTIONS AND REDEMPTIONS
                         -----------------------------

     Section 9.1 Distributions.
                 -------------

            (a) The Trustees may from time to time declare and pay dividends or other distributions with respect to any Series, or class thereof. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust property shall be wholly in the discretion of the Trustees.

            (b) Dividends and other distributions may be paid or made to the Shareholders of record at the time of declaring a dividend or other distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine, which dividends or distributions, at the election of the Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the record date established for such payment, except that such dividends and distributions shall reflect expenses allocated to a particular class of such Series. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

            (c) Anything in this Trust Instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute a stock dividend pro rata among the Shareholders of a particular Series, or class thereof, as of the record date of that Series fixed as provided in Section (b) hereof.

                         Trust Instrument: M.I.C Funds
================================================================================
                        Date Drafted: November 26, 1996     Page 15 of 26 pages.

     Section 9.2 Redemptions. In case any holder of record of Shares of a
                 -----------
particular Series desired to dispose of his Shares or any portion thereof, he may deposit at the office of the transfer agent or other authorized agent of that Series a written request or such other form of request as the Trustees may from time to time authorize, requesting that the Series purchase the Shares in accordance with this Section 9.2; and the Shareholder so requesting shall be entitled to require the Series to purchase, and the Series or the Principal Underwriter of the Series shall purchase his said Shares, but only at the Net Asset Value thereof (as described in Section 9.3 of this Article IX). The Series shall make payment for any such Shares to be redeemed, as aforesaid, in cash or property from the assets of that Series and payment for such Shares shall be made by the Series or the Principal Underwriter of the Series to the Shareholder of record within seven (7) days after the date upon which the request is effective. Upon redemption, shares shall become Treasury shares and may be re-issued from time to time.

     Section 9.3 Determination of Net Asset Value and Valuation of Portfolio
                 -----------------------------------------------------------
Assets. The term "Net Asset Value" of any Series shall mean that amount of which
-------
the assets of that Series exceed its liabilities, all as determined by or under the direction of the Trustees. Such value shall be determined separately for each Series and shall be determined on such days and at such times as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees; provided, however, that the Trustees, without Shareholder approval, may alter the method of valuing portfolio securities consistent with the 1940 Act. The Trustees may delegate any of their powers and duties under this Section 9.3 with respect to valuation of assets and liabilities. The resulting amount, which shall represent the total Net Asset Value of the particular Series, shall be divided by the total number of shares of that Series outstanding at the time and the quotient so obtained shall be the Net Asset Value per Share of that Series. At any time the Trustees may cause the Net Asset Value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective. If, for any reason, the net income of any Series, determined at any time, is a negative amount, the Trustees shall have the power with respect to that Series (i) to offset each Shareholder's pro rata share of such negative amount from the accrued dividend account of such Shareholder, or (ii) to reduce the number of Outstanding Shares of such Series by reducing the number of Shares in the amount of each Shareholder by a pro rata portion of that number of full and fractional Shares which represents the amount of such excess negative net income, or (iii) to cause to be recorded on the books of such Series an asset account in the amount of such negative net income (provided that the same shall thereupon become the property of such Series and shall not be paid to any Shareholder), which account may be reduced by the amount, of dividends declared thereafter upon the Outstanding Shares of such Series on the day such negative net income is experienced, until such asset account is reduced to zero; (iv) to combine the methods described in clauses (i) and (ii) and (iii) of this sentence; or (v) to take any other action they deem appropriate, in order to cause (or in order to assist in causing) the Net Asset Value per Share of such Series to remain at a constant amount per Outstanding Share immediately after each such determination and declaration. The Trustees shall also have the power not to declare a dividend out of net income for the purpose of causing the Net Asset Value per Share to be increased. The Trustees shall not be required to adopt, but may at any time

                         Trust Instrument: M.I.C Funds
================================================================================
                        Date Drafted: November 26, 1996     Page 16 of 26 pages.

adopt, discontinue or amend the practice of maintaining the Net Asset Value per Share of the Series at a constant amount.

     Section 9.4 Suspension of the Right of Redemption. The Trustees may declare
                 -------------------------------------
a suspension of the right of redemption or postpone the date of payment as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the termination of the suspension. In the event that any Series is divided into classes, the provisions of this Section 9.4, to the extent applicable as determined in the discretion of the Trustees and consistent with applicable law, may be equally applied to each such class.

     Section 9.5 Redemption of Shares in Order to Qualify as Regulated
                 -----------------------------------------------------
Investment Company. If the Trustees shall be of the opinion that direct or
-------------------
indirect ownership of Shares of any Series has or may become concentrated in any Person to an extent which would disqualify any Series as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power (but not the obligation) by lot or other means deemed equitable by them (i) to call for redemption by any such person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares to any person whose acquisition of the Shares in question would result in such disqualification. The redemption shall be effected at the redemption price and in the manner provided in this Article IX. The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

                                   ARTICLE X
                                   ---------

                  LIMITATION OF LIABILITY AND INDEMNIFICATION
                  -------------------------------------------

     Section 10.1 Limitation of Liability. A Trustee, when acting in such
                  -----------------------
capacity, shall not be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust or any Trustee. A Trustee shall not be liable for any act or omission in his capacity as Trustee, or for any act or omission of any officer or employee of the Trust or of any other person or party, provided that nothing contained herein or in the Delaware Business Trust Act shall protect any Trustee against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

     Section 10.2 Indemnification. The Trust shall indemnify each of its
                  ---------------
Trustees against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or

                         Trust Instrument: M.I.C Funds
================================================================================
                        Date Drafted: November 26, 1996     Page 17 of 26 pages.

disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while as a Trustee or thereafter, by reason of his being or having been such a Trustee except with respect to any matter as to which he shall have been adjudicated to
------
have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, provided that as to any matter disposed of by a
                         --------
compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trust shall have received a written opinion from independent legal counsel approved by the Trustees to the effect that if either the matter of willful misfeasance, gross negligence or reckless disregard of duty, or the matter of bad faith had been adjudicated, it would in the opinion of such counsel have been adjudicated in favor of such person. The rights accruing to any person under these provisions shall not exclude any other right to which he may be lawfully entitled, provided that no person may satisfy any right of
                          --------
indemnity or reimbursement hereunder except out of the property of the Trust. The Trustees may authorize advance payments in connection with the indemnification under this Section 10.2, provided that the indemnified person
                                         --------
shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

     The Trust shall indemnify officers, and shall have the power to indemnify representatives and employees of the Trust, to the same extent that Trustees are entitled to indemnification pursuant to this Section 10.2.

     Section 10.3 Shareholders. In case any Shareholder or former Shareholder of
                  ------------
any Series shall be held to be personally liable solely by reason of his being or having been a Shareholder of such Series and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.


                                   ARTICLE XI
                                   ----------

                                 MISCELLANEOUS
                                 -------------

     Section 11.1 Trust Not a Partnership. It is hereby expressly declared that
                  -----------------------
a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees may satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to the Trust from the assets of the Trust only; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor.

                         Trust Instrument: M.I.C Funds
================================================================================
                       Date Drafted: November 26, 1996      Page 18 of 26 pages.

     Section 11.2 Trustees' Good Faith Action, Expert Advice, No Bond or Surety.
                  --------------------------------------------------------------
The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article X hereof, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and subject to the provisions of Article X hereof, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

     Section 11.3 Establishment of Record Dates. The Trustees may close the
                  -----------------------------
Share transfer books of the Trust for a period not exceeding ninety (90) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends or other distributors, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding ninety (90) days preceding the date of any meeting of Shareholders, or the date for payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

     Section 11.4 Termination of Trust or Series.
                  ------------------------------

            (a) This Trust shall continue without limitation of time but subject to the provisions of sub-section (b) of this Section 11.4.

            (b) The Trustees may

                   (i) sell and convey all or substantially all of the assets of the Trust or any Series to another trust, partnership, association or corporation, or to a separate series of shares thereof, organized under the laws of any state, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any Series, and which may include shares of beneficial interest, stock or other ownership interests of such trust, partnership, association or corporation or of a series thereof; or

                   (ii) at any time sell and convert into money all of the
            assets of the Trust or any Series.

                         Trust Instrument: M.I.C Funds
================================================================================
                        Date Drafted: November 26, 1996     Page 19 of 26 pages.

     Upon making reasonable provision, in the determination of the Trustees, for the payment of all such liabilities in either (i) or (ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) of each Series (or class) ratably among the holders of Shares of that Series then outstanding.

          (c) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in subsection (b), the Trust or any affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties with respect to the Trust or Series shall be cancelled and discharged.

     Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Delaware Business Trust Act, which certificate of cancellation may be signed by any one Trustee.

     Section 11.5 Reorganization. Anything in this Trust Instrument to the
                  --------------
contrary notwithstanding, the Trustees, in order to change the form of organization and/or domicile of the Trust, may, without prior Shareholder approval, (i) cause the Trust to merge or consolidate with or into one or more trusts, partnerships, associations or corporations which is formed, organized or existing under the laws of a state, commonwealth possession or colony of the United States or (ii) cause the Trust to incorporate under the laws of Delaware. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of the Trustees. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Business Trust Act, and notwithstanding anything to the contrary contained in this Trust Instrument, an agreement of merger or consolidation approved by the Trustees in accordance with this Section
11.5 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation. Any merger or consolidation of the Trust other than as described in the foregoing provisions of this Section 11.5 shall, in addition to the approval of the Trustees, require the approval of the holders of a majority of the Outstanding Shares.

     Section 11.6 Filing of Copies, References, Headings. The original or a copy
                  --------------------------------------
of this Trust Instrument and of each amendment hereof or Trust Instrument supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Trust Instrument or of any such amendment or supplemental Trust Instrument. In this Trust Instrument or in any such amendment or supplemental Trust Instrument, references to this Trust Instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this Trust Instrument as amended or affected by any such supplemental Trust Instrument. All expressions like "his", "he" and "him", shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Trust Instrument rather than the

                         Trust Instrument: M.I.C Funds
================================================================================
                        Date Drafted: November 26, 1996     Page 20 of 26 pages.

headings, shall control. This Trust Instrument may be executed in any number of counterparts each of which shall be deemed an original.

     Section 11.7 Applicable Law. The trust set forth in this instrument is made
                  --------------
in the State of Delaware, and the Trust and this Trust Instrument, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Business Trust Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Business Trust Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a "business trust", and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Business Trust Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

     Section 11.8 Amendments. Except as specifically provided herein, the
                  ----------
Trustees may, without shareholder vote, amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto or an amended and restated trust instrument. Shareholders shall have the right to vote
(i) on any amendment which would affect their right to vote granted in Section
7.1 of Article VII hereof, (ii) on any amendment to this Section 11.8, (iii) on any amendment as may be required by law and (iv) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Series shall be authorized by vote of the Shareholders of each Series affected and no vote of shareholders of a Series not affected shall be required. Anything in this Trust Instrument to the contrary notwithstanding, any amendment to Article X hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of Covered Persons prior to such amendment.

     Section 11.9 Fiscal Year. The fiscal year of the Trust shall end on a
                  -----------
specified date as determined from time to time by the Trustees.

                         Trust Instrument: M.I.C Funds
================================================================================
                        Date Drafted: November 26, 1996     Page 21 of 26 pages.

     Section 11.10 Use of the Name "Matthews International Funds". The name
                   ----------------------------------------------
"Matthews International Funds", and all rights to the use thereof belong to Matthews International Capital Management ("M.I.C."), the investment adviser of the Trust. M.I.C. has consented to the use by the Trust of such name.

     Section 11.11 Provisions in Conflict with Law. The provisions of this Trust
                   -------------------------------
Instrument are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Trust Instrument shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Trust Instrument in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned, being the initial Trustee of the Trust, has executed this instrument this 8 day of April, 1994.



                                                 /s/ John Dracott
                                           -------------------------------------
                                                 Initial Trustee

                         Trust Instrument: M.I.C Funds
================================================================================
                        Date Drafted: November 26, 1996     Page 22 of 26 pages.

                                                                Exhibit 24(b)(1)


                             CERTIFICATE OF TRUST

                                      OF

                         MATTHEWS INTERNATIONAL FUNDS


     This Certificate of Trust is being executed as of April 8, 1994 for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. (S)(S) 3801 et seq. (the "Act").

     The undersigned hereby certifies as follows:

     1.  Name.   The name of the business trust is Matthews International Funds
         -----
(the "Trust").

     2.  Registered Investment Company.   The Trust is or will become a
         ------------------------------
registered investment company under the Investment Company Act of 1940, as amended.

     3.  Registered Office and Registered Agent.   The registered office of the
         ---------------------------------------
Trust in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent of the Trust for service of process at such location is The Corporation Trust Company.

     4.  Notice of Limitation of Liabilities of Series.   Notice is hereby given
         ----------------------------------------------
that the Trust is or may hereafter be constituted a series trust. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has duly executed this Certificate of Trust as of the day and year first above written.

                                        TRUSTEE



                                          /s/ John Dracott
                                        ---------------------------------------
                                        John Dracott
                                        655 Montgomery Street, Suite 1438
                                        San Francisco, CA  94111